Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Arcus Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate(3)	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)

	Equity	Preferred Stock, $0.0001 par value per share	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)

	Other	Warrants (4)	Rule 456(b) and Rule 457(r)	(1)	(2)	(2)	(3)	(3)

	Equity	Common Stock, $0.0001 par value per share	Rule 456(o) and Rule 457(r)	$200,000,000	(2)	$200,000,000	0.0001102	$22,040

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts				(2)	$200,000,000		$22,040

	Total Fees Previously Paid							—

	Total Fee Offsets							$36,360(5)

	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		N/A	N/A	N/A		N/A

Fee Offset Sources	N/A	N/A	N/A		N/A						N/A

Rule 457(p)

Fee Offset Claims	Arcus Biosciences, Inc.	Form S-3	333- 230676	4/2/2019		$36,360(5)	Equity	Common Stock, $0.0001 par value per share	Common Stock, $0.0001 par value per share	$300,000,000

Fee Offset Sources	Arcus Biosciences, Inc.	Form S-3	333- 230676		4/2/2019						$36,360(5)

(1)

The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or other securities of the registrant, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees other than the registration fee due in connection with $200,000,000 of shares of common stock that may be issued and sold from time to time under the equity distribution agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(4)	The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock or debt securities of the Registrant.
(5)

The registrant previously filed a Registration Statement on Form S-3 (Registration No. 333-230676), filed with the Securities and Exchange Commission on April 2, 2019 and declared effective on April 25, 2019 (the “Prior Registration Statement”), relating to the offer and sale of shares of securities of the registrant having an aggregate offering price of up to $300,000,000. In connection with the filing of the Prior Regisrtation Statement, the total registration fee of $36,360 was paid. As of the date of this registration statement, none of the securities registered under the Prior Registration Statement had been sold. The Prior Registration Statement expired on April 25, 2022. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $36,360 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement.